UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

USA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

Hudson Executive Capital LP

HEC Management GP LLC

HEC Master Fund LP

HEC SPV IV LP

Lisa P. Baird

Douglas G. Bergeron

Douglas L. Braunstein

Jacob Lamm

Michael K. Passilla

Ellen Richey

Anne M. Smalling

Shannon S. Warren

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Hudson Executive Capital LP posted the following material to http://www.innisfreema.com/annual/USAT/:

SOLICITATION OF PROXIES

IN CONNECTION WITH THE

ANNUAL MEETING OF SHAREHOLDERS OF

USA TECHNOLOGIES, INC.

TO BE HELD ON APRIL 30, 2020

Solicitation on behalf of

HUDSON EXECUTIVE CAPITAL LP

HEC Management GP LLC

HEC Master Fund LP

HEC SPV IV LP

DOUGLAS L. BRAUNSTEIN

SEC Filings

Definitive Proxy Statement (December 9, 2019)

Press Releases and Shareholder Letters

Hudson Executive Urges USA Technologies to Accelerate Annual Meeting Date (February 5, 2020)

Hudson Executive Provides Update on Proxy Solicitation for USA Technologies’ Annual Meeting (January 15, 2020)

Letter to Shareholders (December 27, 2019)

Letter to Shareholders (December 9, 2019)

Hudson Executive Announces Victory in Lawsuit against USA Technologies to Restore Shareholders’ Rights (November 21, 2019)

Hudson Executive Files Lawsuit against USA Technologies to Restore Shareholders’ Rights (November 15, 2019)

Hudson Executive Names Eight Highly-Qualified Independent Director Candidates it Intends to Nominate to USA Technologies Board (November 4, 2019)

Hudson Executive Capital Issues Statement Regarding USA Technologies’ Leadership Change (October 18, 2019)

Hudson Executive Capital to Nominate Directors to Board of USA Technologies (October 14, 2019)

If you have any questions, including questions on

how to submit your proxy,

or if you need additional copies of our proxy

materials please contact:

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NEW YORK, NY 10022

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